Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Direct Investment Holdings Group, Inc. (the Company”), on Form 10-K for the period ended December 31, 2021, as filed with Securities Exchange Commission on the date hereof (the Report”), James Anderson, Director, President and Treasurer of the Company, I and Glen Gomez, Vice President and Secretary of the Company, each hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: April 12, 2022	/s/ JAMES ANDERSON
James Anderson
President & Treasurer
(Principal Executive Officer)

Dated: April 12, 2022	/s/ GLEN GOMEZ
Glen Gomez
Vice President & Secretary
(Principal Financial Officer)